EXHIBIT 21.1



                      SUBSIDIARIES OF BIGSTRING CORPORATION



Name of Subsidiary                                 State of Incorporation
------------------                                 ----------------------

Email Emissary, Inc.                               Oklahoma

BigString Interactive, Inc.                        New Jersey